BRT APARTMENTS CORP. REPORTS
SECOND FISCAL QUARTER RESULTS
FOR MARCH 31, 2018

•	Increases Rental Revenues by 19.5% Compared to Prior Year Period -

•	Net Income of $1.75 per diluted share -

•	Increases AFFO to $0.26 per diluted share from $0.16 per diluted share -

Great Neck, New York - May 8, 2018 - BRT APARTMENTS CORP. (NYSE:BRT), a growing multi-family real estate investment trust with properties located primarily in the Southeast United States and Texas today announced operating results for the three months ended March 31, 2018, the Company’s second quarter of fiscal 2018.

Fiscal Second Quarter 2018 Highlights

•	Increased rental revenues by 19.5% as compared to the corresponding prior year period.

•
Achieved net income of $1.75 per diluted share compared to a net loss of $0.30 in the same period of the prior year. Net income included $1.86 per diluted share from gains on property sales, after giving effect to $1.74 per diluted share of non-controlling interests.

•	Grew FFO to $0.37 per diluted share from $0.12 per diluted share in the 2017 quarter. FFO included $0.17 of insurance recoveries from Hurricane Harvey, net of non-controlling interests of $0.05.

•	Increased AFFO 62.5% to $0.26 per diluted share from $0.16 per diluted share in the 2017 quarter.

Jeffrey A. Gould, President and Chief Executive Officer, stated: “BRT completed another successful quarter with the sale of two communities and a cooperative apartment for $148.7 million, generating a gain on property sales of $26.8 million, after non-controlling interests of $25.1 million, and the purchase of two value-add communities in the Southeast for a total purchase price of approximately $149 million. The acquisition of value-add communities to the portfolio will enhance our returns over time as we implement property improvements and initiate commensurate rental rate increases. To help support our growth, BRT expanded its access to capital markets to fund accretive acquisitions. The additional liquidity in our shares should allow us to broaden our stockholder base, and provide the opportunity to optimize our cost of capital.”

Financial Results:

Net income attributable to common stockholders was $25.2 million, or $1.75 per diluted share, for the current three months, compared to a net loss of $4.2 million, or $0.30 per diluted share, for the three months ended March 31, 2017. The 2018 quarter includes $26.8 million, or $1.86 per diluted share, of gain on sale of real estate, after giving effect to $25.1 million, or $1.74 per diluted share, of non-controlling interests.

Funds from Operations A description and reconciliation of non-GAAP financial measures to GAAP financial measures is presented later in this release., or FFO, for the current quarter grew to $0.37 per diluted share, from $0.12 per diluted share in the three months ended March 31, 2017. FFO for the current period was $5.3 million compared to $1.7 million in the corresponding period of the prior year. FFO for the current period includes $2.4 million, or $0.17 per diluted share, net of non-controlling interests of $800,000 or $0.05 per diluted share, of gain on insurance recovery related to the Katy, Texas property that suffered damage in Hurricane Harvey.

Adjusted Funds from Operations, or AFFO, for the current quarter, grew 62.5% to $0.26 per diluted share, from $0.16 per diluted share, in the corresponding prior year period. AFFO in the 2018 quarter was $3.8 million compared to $2.3 million in the 2017 quarter.

Operating Results:

As of May 1, 2018, BRT owns or has interests in 38 multi-family properties with 10,866 units, including properties in lease-up, under development, or owned by unconsolidated joint ventures, located across 11 states. Many of these properties are owned through consolidated joint ventures in which BRT owns a substantial equity interest.

During the current quarter, average total occupancy at stabilized properties was approximately 92.8%, compared to approximately 93.3% during the 2017 quarter. Average rental rate per occupied unit at stabilized properties during the current quarter was approximately $977 per month compared to approximately $906 per month during the 2017 quarter. Stabilized properties include all our consolidated properties, other than those in lease-up or development, and for the current quarter, also excludes the Katy, Texas property that was damaged by Hurricane Harvey.

Rental and other revenues from real estate properties for the current three months increased 19.5% to $29.7 from $24.9 million for the quarter ended March 31, 2017, due primarily to seven properties acquired during the twelve months ended March 31, 2018.

Total expenses for the quarter ended March 31, 2018 increased to $34.5 million from $28.5 million for the quarter ended March 31, 2017, due primarily to increases in operating expense, interest expense and depreciation from the seven multi-family properties acquired during the twelve months ended March 31, 2018.

Portfolio Activity:

During the current quarter, BRT acquired two multi-family properties with 1,108 units for a purchase price of $148.6 million, including $107.5 million of mortgage debt, and sold two multi-family properties with 1,160 units for a sales price of $148.2 million and a gain, net of non-controlling interests of $25.1 million, of $51.5 million.

Balance Sheet:

At March 31, 2018, BRT had $31.0 million of cash and cash equivalents, total debt of $780.3 million, and total stockholders’ equity of $195.1 million.

BRT’s mortgage debt of $743.2 million, net of deferred costs, has a weighted average interest rate of 4.1% and a weighted average remaining term to maturity of 7.4 years. Approximately 91% of the mortgage debt bears interest at a fixed rate. The balance of such debt represents short term or construction financing for properties in lease-up or development; BRT anticipates refinancing such debt when lease-up and development are complete.

Subsequent Event:

On April 30, 2018, the Company acquired, through a joint venture in which it has an 80% equity interest, a 208-unit multi-family property located in Daytona Beach, FL, for $20.5 million, including the assumption of $13.6 million of mortgage debt. The mortgage debt matures in 2025, bears interest at a fixed rate of 3.94%, is interest only for two years, and thereafter amortizes based on a 30 year schedule. The Company contributed $6.9 million for its ownership interest.

Supplemental Financial Information:

In an effort to enhance its financial disclosures to investors, BRT has posted a supplemental financial information report which can be accessed on the Company’s website at www.brtapartments.com under the caption “Investor Relations - Financial Statements and SEC Filings.”

Non-GAAP Financial Measures:

BRT discloses FFO and AFFO because it believes that such metrics are widely recognized and appropriate measure of the performance of an equity REIT.

BRT computes FFO in accordance with the "White Paper on Funds from Operations" issued by the National Association of Real Estate Investment Trusts ("NAREIT") and NAREIT's related guidance. FFO is defined in the White Paper as net income (loss) (computed in accordance with generally accepting accounting principles), excluding gains (or losses) from sales of property, plus depreciation and amortization, plus impairment write-downs of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. In computing FFO, BRT does not add back to net income the amortization of costs in connection with its financing activities or depreciation of non-real estate assets. BRT computes AFFO by adjusting FFO for straight-line rent accruals; loss on extinguishment of debt; restricted stock and restricted stock unit expense; deferred mortgage costs (including its share of its unconsolidated joint ventures); and gains on insurance recovery. Since the NAREIT White Paper only provides guidelines for computing FFO, the computation of AFFO may vary from one REIT to another.

BRT believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assures that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, BRT believes that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. BRT also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. FFO and AFFO should not be considered to be an alternative to net income as a reliable measure of our operating performance; nor should FFO and AFFO be considered an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

Forward Looking Information:

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the apparent improvement in the economic environment and BRT’s ability to originate additional loans. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “apparent,” “experiencing” or similar expressions or variations thereof. Forward looking statements, including statements with respect to BRT’s multi-family property acquisition and ownership activities, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT’s control and could materially affect actual results, performance or achievements. Investors are cautioned not to place undue reliance on any forward-looking statements and to carefully review the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2017 and in the Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed thereafter.

Additional Information:

BRT is a real estate investment trust that owns, operates and develops multi-family properties. Interested parties are urged to review the Form 10-Q filed with the Securities and Exchange Commission for the quarter ended March 31, 2018 and the supplemental disclosures regarding the quarter on the investor relations section of the

Company’s website at: http://brtapartments.com/investor_relations for further details. The Form 10-Q can also be linked through the “Investor Relations” section of BRT’s website. For additional information on BRT’s operations, activities and properties, please visit its website at www.brtapartments.com.

Contact: Investor Relations - (516) 466-3100

BRT APARTMENTS CORP.
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
Telephone (516) 466-3100
Telecopier (516) 466-3132
www.BRTapartments.com

BRT APARTMENTS CORP. AND SUBSIDIARIES
CONDENSED BALANCE SHEETS
(Dollars in thousands)

	March 31, 2018 (Unaudited)	September 30, 2017
ASSETS
Real estate properties, net of accumulated depreciation	$993,250	$902,281
Real estate loan	5,200	5,500
Cash and cash equivalents	30,974	12,383
Restricted cash	7,702	6,151
Deposits and escrows	23,655	27,839
Investments in unconsolidated joint ventures	20,845	21,415
Other assets	7,005	9,359
Real estate property held for sale	—	8,969
Total Assets	$1,088,631	$993,897

LIABILITIES AND EQUITY
Mortgages payable, net of deferred costs	$743,225	$697,826
Junior subordinated notes, net of deferred costs	37,028	37,018
Accounts payable and accrued liabilities	17,002	22,348
Total Liabilities	797,255	757,192

Total BRT Apartments Corp. stockholders’ equity	195,139	165,996
Non-controlling interests	96,237	70,709
Total Equity	291,376	236,705
Total Liabilities and Equity	$1,088,631	$993,897

BRT APARTMENTS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017
Revenues:
Rental and other revenues from real estate properties	$29,476	$24,702	$57,638	$49,731
Other income	175	181	362	792
Total revenues	29,651	24,883	58,000	50,523

Expenses:
Real estate operating expenses	14,198	11,909	27,545	24,355
Interest expense	8,657	6,402	16,637	13,089
General and administrative	2,453	2,390	4,756	4,987
Depreciation	9,240	7,772	17,888	14,069
Total expenses	34,548	28,473	66,826	56,500
Total revenue less total expenses	(4,897)	(3,590)	(8,826)	(5,977)
Equity in loss of unconsolidated joint ventures	(63)	—	(88)	—
Gain on sale of real estate	51,981	—	64,500	35,838
Gain on insurance recovery	3,227	—	3,227	—
Loss on extinguishment of debt	(593)	—	(850)	(799)
Income (loss) from continuing operations	49,655	(3,590)	57,963	29,062
Income tax (benefit) provision	(253)	1,108	(147)	1,458
Net income (loss) from continuing operations, net of taxes	49,908	(4,698)	58,110	27,604
Net (income) loss attributable to non-controlling interests	(24,686)	469	(26,537)	(16,063)
Net income (loss) attributable to common stockholders	$25,222	$(4,229)	$31,573	$11,541

Per share amounts attributable to common stockholders:
Basic	$1.77	$(0.30)	$2.23	$0.83
Diluted	$1.75	$(0.30)	$2.20	$0.83

Funds from operations - Note 1	$5,334	$1,750	$8,373	$3,636
Funds from operations per common share - diluted - Note 2	$0.37	$0.12	$0.58	$0.26

Adjusted funds from operations - Note 1	$3,794	$2,302	$7,627	$5,165
Adjusted funds from operations per common share - diluted -Note 2	$0.26	$0.16	$0.53	$0.37

Weighted average number of shares of common stock outstanding:
Basic	14,242,076	14,018,099	14,131,050	13,957,706
Diluted	14,442,076	14,018,099	14,331,050	13,957,706

BRT APARTMENTS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017
Note 1:
Funds from operations is summarized in the following table:
GAAP Net income attributable to common stockholders	$25,222	$(4,229)	31,573	11,541
Add: depreciation of properties	9,240	7,772	17,888	14,069
Add: our share of depreciation in unconsolidated joint ventures	447	130	816	213
Deduct: gain on sale of real estate	(51,981)	0	(64,500)	(35,838)
Adjustments for non-controlling interests	22,406	(1,923)	22,596	13,651
NAREIT Funds from operations attributable to common stockholders	$5,334	$1,750	8,373	3,636

Adjustments for: straight-line rent accruals	(10)	(14)	(20)	(36)
Add: loss on extinguishment of debt	593	—	850	799
Add: amortization of restricted stock and restricted stock units	297	386	612	710
Add: amortization of deferred mortgage costs	373	224	732	525
Deduct gain on insurance recovery	(3,227)	—	(3,227)	—
Adjustments for non-controlling interests	$434	$(44)	307	(469)
Adjusted funds from operations attributable to common stockholders	3,794	2,302	7,627	5,165

Note 2:
GAAP Net income attributable to common stockholders	$1.75	$(0.30)	$2.21	$0.83
Add: depreciation of properties	0.64	0.55	1.23	1.01
Add: our share of depreciation in unconsolidated joint ventures	0.03	0.01	0.06	0.02
Deduct: gain on sale of real estate	(3.60)	—	(4.50)	(2.58)
Adjustment for non-controlling interests	1.55	(0.14)	1.58	0.98
NAREIT Funds from operations per common stock basic and diluted	0.37	0.12	0.58	0.26

Adjustments for: straight line rent accruals	—	—	—	—
Add: loss on extinguishment of debt	0.04	—	0.06	0.06
Add: amortization of restricted stock and restricted stock units	0.01	0.03	0.04	0.05
Add: amortization of deferred mortgage costs	0.03	0.02	0.05	0.04
Deduct gain on insurance recovery	(0.22)	—	(0.22)	—
Adjustments for non-controlling interests	0.03	(0.01)	0.02	(0.04)
Adjusted funds from operations per common stock basic and diluted	$0.26	$0.16	$0.53	$0.37